As filed with the Securities and Exchange Commission on February 14, 2023
Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-3 REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

NAVITAS SEMICONDUCTOR CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	85-2560226
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

3520 Challenger Street Torrance, California 90503-1640 (844) 654-2642
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Paul D. Delva Sr. V.P., General Counsel and Secretary Navitas Semiconductor Corporation 3520 Challenger Street Torrance, California 90503-1640 (844) 654-2642
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this registration statement.
If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐
If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☒
If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐
If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or classes of additional securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☒	Smaller reporting company	☒
		Emerging growth company	☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of Securities Act. ☐

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. The selling stockholder may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and the selling stockholder named in this prospectus is not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

Subject to Completion
Preliminary Prospectus dated February 14, 2023

PROSPECTUS

Navitas Semiconductor Corporation

4,204,242 Shares
Class A Common Stock

This prospectus relates to the offer and sale from time to time by the selling stockholder named in this prospectus of up to 4,204,242 shares of our Class A Common Stock, par value $0.0001 per share (our “common stock”). The shares were issued to the selling stockholder in consideration for the purchase of the selling stockholder’s minority interest in a joint venture in which our wholly owned subsidiary was the majority investor. See “Selling Stockholder” for additional information.
We will not receive any of the proceeds from the sale of the shares by the selling stockholder.
You should read this prospectus, together with the additional information described under the headings “Incorporation of Certain Documents by Reference” and “Where You Can Find More Information,” carefully before you invest in any of our securities.
The selling stockholder, or their assignees or other successors-in-interest, may offer or resell the shares from time to time through public transactions on the Nasdaq Stock Market LLC (“Nasdaq”) or any other stock exchange, market or trading facility on which shares of our common stock are traded, or in private transactions, at fixed or negotiated prices. Beginning August 14, 2023, the selling stockholder may also sell the shares pursuant to, and subject to the conditions of, Rule 144 under the Securities Act of 1933, as amended (the “Securities Act”) or any other available exemption from registration under the Securities Act rather than under this prospectus. The selling stockholder will bear all commissions and discounts, if any, attributable to the sale of shares offered hereby, and all selling and other expenses incurred by the selling stockholder in connection with such sales. We will bear all costs, expenses and fees in connection with the registration of the shares offered under this prospectus. For additional information on the methods of sale that may be used by the selling stockholder, see “Plan of Distribution” beginning on page 6 of this prospectus.
Our common stock is listed on Nasdaq under the trading symbol “NVTS.” On February 13, 2023, the last reported sale price of our common stock on Nasdaq was $5.32 per share.
Investing in shares of our common stock involves a high degree of risk. See “Risk Factors” beginning on page 3 of this prospectus, as well as the risk factors contained in the reports we file with the Securities and Exchange Commission (the “SEC”) that are incorporated or deemed to be incorporated by reference herein, to read about other risk factors you should consider before making a decision to invest in shares of our common stock.
Neither the SEC nor any state securities commission has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is                    , 2023

PROSPECTUS TABLE OF CONTENTS
(i)

ABOUT THIS PROSPECTUS
This prospectus is part of a registration statement that we filed with the SEC using a “shelf” registration process. Under this shelf registration process, the selling stockholder may use the shelf registration statement to sell the shares of common stock registered hereunder, from time to time through any of the means described in the section entitled “Plan of Distribution.”
A prospectus supplement may also add, update or change information included in this prospectus. Any statement contained in this prospectus will be deemed to be modified or superseded, for purposes of this prospectus, to the extent that a statement contained in a prospectus supplement modifies or supersedes the statement in this prospectus. Any statement so modified will be deemed to constitute a part of this prospectus only as so modified, and any statement so superseded will be deemed not to constitute a part of this prospectus.
See “Incorporation of Certain Documents by Reference” and “Where You Can Find More Information” for information on how we disclose information in this prospectus by referring you to other documents, and how you can access those documents.
You should rely only on the information set forth in or incorporated by reference into this prospectus and any accompanying prospectus supplement. We have not authorized anyone else to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it.
This prospectus is not an offer to sell securities, and it is not soliciting an offer to buy securities, in any jurisdiction where the offer or sale is not permitted.
You should assume that the information appearing in this prospectus or any prospectus supplement is accurate only as of the date on the front of those documents and that any information incorporated by reference is accurate only as of the date of the document incorporated by reference, unless we indicate otherwise, regardless of the time of delivery of this prospectus or any applicable prospectus supplement, or any sale of a security. Our business, financial condition, results of operations and prospects may have changed since those dates.
This prospectus contains or incorporates by reference summaries of certain provisions contained in some of the documents described herein, but reference is made to the actual documents for complete information. All such summaries are qualified in their entirety by the actual documents. Copies of some of the documents referred to herein have been filed, will be filed or will be incorporated by reference as exhibits to the registration statement that includes this prospectus, and you may obtain copies of those documents as described under “Incorporation of Certain Documents by Reference” and “Where You Can Find More Information.”
(ii)

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS
This prospectus, any prospectus supplement and the documents incorporated by reference herein and therein contain forward-looking information within the meaning of the safe harbor provisions of the U.S. Private Securities Litigation Reform Act of 1995. The forward-looking statements relate to future events regarding such matters as anticipated financial performance, business prospects, technological developments, new products, research and development activities and similar matters. In order to comply with the terms of the safe harbor provisions, we note that a variety of factors could cause our actual results and experience to differ materially and adversely from the anticipated results or other expectations expressed in the forward-looking statements. The risks and uncertainties that may affect the operation, performance, development and results of our business include, but are not limited to, those matters discussed in our most recent annual report on Form 10-K, in the sections entitled “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and “Risk Factors,” and in the same sections of our subsequently-filed quarterly reports on Form 10-Q, as may be further updated by any current reports on Form 8-K that we may file. The words “believe,” “expect,” “anticipate,” “project,” “target,” “intend,” “plan,” “seek,” “estimate,” “endeavor,” “should,” “could,” “may” and similar expressions are intended to identify forward-looking statements. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of the documents that contain them. We undertake no obligation to publicly revise or update forward-looking statements to reflect events or circumstances that arise after those dates, except as may be required under applicable law. Our actual results may differ from the anticipated results or other expectations expressed in such forward-looking statements.
(iii)

SUMMARY
This summary highlights information contained elsewhere in this prospectus and in the documents we incorporate by reference. You should read this entire prospectus and any applicable prospectus supplement carefully, including the “Risk Factors” sections contained in this prospectus and any applicable prospectus supplement, and the “Risk Factors” sections of our most recent annual report on Form 10-K (Part I, Item 1A), as it may be updated in the “Risk Factors” sections of our subsequently-filed quarterly reports on Form 10-Q (Part II, Item 1A) and current reports on Form 8-K, as well as our financial statements and the related notes, all of which are incorporated by reference in this prospectus together with other important information.
See “Incorporation of Certain Documents by Reference” and “Where You Can Find More Information” to learn how we disclose information in this prospectus by referring you to other documents, and how you can access those documents.
Company Overview
Navitas designs, develops and markets gallium nitride (“GaN”) and silicon carbide (“SiC”) power semiconductor devices. Power supplies incorporating our products may be used in a wide variety of electronics products, including fast chargers for mobile devices and laptop computers, home appliance and other consumer goods, data centers, solar inverters and electric vehicles, among numerous other applications. By unlocking the physical advantages inherent in GaN and SiC with industry leading technologies, Navitas’ innovative solutions provide superior efficiency, performance, size, cost and sustainability compared to existing silicon products with the same output power.
Corporate Background
The registrant, Navitas Semiconductor Corporation, is a Delaware holding company that conducts its operations through its wholly owned subsidiaries, including Navitas Semiconductor Limited, an Irish company domesticated in Delaware as Navitas Semiconductor Ireland, LLC, and GeneSiC Semiconductor LLC, a Delaware limited liability company (“GeneSiC”). For historical and accounting purposes, our predecessor was the legacy Navitas Semiconductor business, founded in 2014. As an SEC registrant, we were formerly a special-purpose acquisition company named Live Oak Acquisition Corp. II (“Live Oak”), a Delaware corporation formed in 2020 for the purpose of acquiring a business, at which time it was unaffiliated with Navitas. On October 19, 2021, we completed a business combination in which, among other transactions, Live Oak acquired Navitas Semiconductor Limited and its subsidiaries, changed its name to Navitas Semiconductor Corporation, and began trading on Nasdaq under the trading symbol “NVTS.” On August 15, 2022, we acquired the GeneSiC business. For more information about the business combination with Live Oak, our acquisition of GeneSiC and other transactions, see our other SEC filings incorporated by reference in this prospectus and discussed in “Incorporation of Certain Documents by Reference” and “Where You Can Find More Information.”
Terminology
In this prospectus and our other SEC filings, references to “Navitas”, “we”, “our”, “us” and “the company” refer to the legacy Navitas Semiconductor business before the business combination with Live Oak, and/or to Navitas Semiconductor Corporation and its consolidated subsidiaries after the business combination, as the context suggests. We refer to specific legal entities by their individual names as necessary.
Corporate Information
Our principal executive offices are located at 3520 Challenger Street, Torrance, California 90503-1640. Our telephone number is (844) 654-2642. Our website address is www.navitassemi.com. The information located on, or accessible from, our website is not, and shall not be deemed to be, a part of this prospectus or any accompanying prospectus supplement or incorporated into any other filings that we make with the SEC.
Implications of Being an Emerging Growth Company and a Smaller Reporting Company
We are an “emerging growth company” and a “smaller reporting company,” as those terms are defined in Rule 405 under the Securities Act of 1933 and Rule 12b-2 under the Securities Exchange Act of 1934. As a result of this status, we are governed by SEC regulations that require fewer or less comprehensive disclosure of information compared to public companies that are not so designated. This means the information included, or incorporated by reference, in this prospectus, and information that we provide in future filings with the SEC that are incorporated by reference in this prospectus, may be different than what you might receive from other public reporting companies.

SUMMARY OF OFFERING

Issuer	Navitas Semiconductor Corporation

Common Stock Offered by the Selling Stockholder
Up to 4,204,242 shares of common stock, which were issued to the selling stockholder in a private placement in consideration for its remaining minority interest in a joint venture. See “Selling Stockholder.”

Use of Proceeds	We will not receive any of the proceeds from the sale of the shares of common stock by the selling stockholder.

Plan of Distribution
The selling stockholder, or its assignees or other successors-in-interest, may offer or resell the shares from time to time through public transactions or in private transactions, at fixed or negotiated prices. The selling stockholder may sell all, some or none of its shares of common stock in this offering. Beginning August 14, 2023, the selling stockholder may also sell shares under Rule 144 or any other exemption from registration under the Securities Act, if available, rather than under this prospectus. See “Plan of Distribution.”

Risk Factors
Investing in shares of our common stock involves a high degree of risk. See “Risk Factors” beginning on page 3 of this prospectus, as well as the risk factors contained in the reports we file with the Securities and Exchange Commission (the “SEC”) that are incorporated or deemed to be incorporated by reference herein, to read about other risk factors you should consider before making a decision to invest in shares of our common stock. See “Incorporation of Certain Documents by Reference” and “Where You Can Find More Information” for information on how we disclose Risk Factors and other information in this prospectus by referring you to other documents, and how you can access those documents.

Trading Symbol	Our common stock is listed on Nasdaq under the symbol “NVTS.”

RISK FACTORS
An investment in our common stock involves a high degree of risk. Before investing in our common stock, you should carefully read the risk factors discussed under the caption “Risk Factors” in our most recent annual report on Form 10-K and any subsequent quarterly reports on Form 10-Q, the risk factors discussed under the caption “Risk Factors” in any accompanying prospectus supplement, and any risk factors discussed in our other filings with the SEC which are incorporated by reference into this prospectus and any accompanying prospectus supplement. These risks and uncertainties are not the only risks and uncertainties we face. Additional risks and uncertainties not presently known to us, or that we currently view as immaterial, may also materially and adversely affect us. If any of the risks or uncertainties described in our most recent annual report on Form 10‑K or any Form 10‑Q, any accompanying prospectus supplement or our other filings with the SEC, or if any additional risks and uncertainties actually occur, our business, financial condition, results of operations and prospects could be materially and adversely affected. In that case, the trading price of our securities could decline, and you could lose all or part of your investment. See “Incorporation of Certain Documents by Reference” and “Where You Can Find More Information” to learn how we disclose Risk Factors and other information in this prospectus by referring you to other documents, and how you can access those documents.

USE OF PROCEEDS
All shares of our common stock offered by this prospectus are being registered for the account of the selling stockholder, and we will not receive any proceeds from the sale of these shares of common stock.

SELLING STOCKHOLDER
The shares offered under this prospectus are being offered by Halo Microelectronics International Corporation, a Delaware corporation, with offices in Campbell, California, which we refer to as the “selling stockholder.” We issued the shares to the selling stockholder in consideration for the purchase of the selling stockholder’s minority interest in a joint venture to develop application-specific silicon controllers designed to work in combination with our gallium nitride (GaN) integrated circuits, and certain other agreements of the selling stockholder in connection with such purchase. The selling stockholder is an indirect wholly owned subsidiary of Halo Microelectronics Co., Ltd., a Chinese public company and developer of analog and mixed-signal power management integrated circuits. The shares were issued to the selling stockholder in a private placement not registered under the Securities Act, in reliance on the exemption from registration provided under Section 4(a)(2) of the Securities Act. The joint venture and purchase of the selling stockholder’s minority interest are further described in our current report on Form 8-K, filed with the SEC on January 20, 2023. In connection with the transaction, we agreed to register the reoffer and resale of the shares by the selling stockholder by filing the registration statement that includes this prospectus. We also agreed to indemnify the selling stockholder against certain losses, claims, damages and liabilities, including liabilities under the Securities Act. We have agreed to use our best efforts to cause the registration statement that includes this prospectus to become effective as soon as reasonably practicable following its filing with the SEC, and to keep the registration statement effective and usable until the date that is the earliest of (i) the one-year anniversary of the effective date of the registration statement, (ii) the date as of which the selling stockholder may sell all of the shares under Rule 144 under the Securities Act or (iii) the date on which the selling stockholder shall have sold all of the shares. Other than in connection with the joint venture with the selling stockholder as described above, the selling stockholder has not had any material relationship with us within the past three years.
The table below provides information about the selling stockholder, the number of shares owned by the selling stockholder before the offering, the number of shares offered by the selling stockholder under this prospectus, and the number of shares held after the offering, assuming all shares are sold in the offering. See “Plan of Distribution.”

Name of Selling Stockholder	Number of Shares of Common Stock Owned Prior to Offering	Maximum Number of Shares of Common Stock to be Sold Pursuant to this Prospectus	Number of Shares of Common Stock Owned After Offering*
Halo Microelectronics International Corporation 695 Campbell Technology Parkway, Suite 200 Campbell, CA 95008	4,204,242	4,204,242	0
____________
*      Assumes all shares are sold in this offering. The selling stockholder may sell all, some or none of its shares of common stock in this offering. See “Plan of Distribution.”

PLAN OF DISTRIBUTION
The selling stockholder, which as used herein includes donees, pledgees, assignees, transferees or other successors-in-interest selling shares of common stock received after the date of this prospectus from the selling stockholder as a gift, pledge or other transfer, may, from time to time, sell any or all of their shares covered hereby on Nasdaq or any other stock exchange, market or trading facility on which the securities are traded or in private transactions. These sales may be at fixed or negotiated prices. The selling stockholder may use any one or more of the following methods when selling shares:
●    ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;
●    block trades in which the broker-dealer will attempt to sell the securities as agent but may position and resell a     portion of the block as principal to facilitate the transaction;
●    purchases by a broker-dealer as principal and resale by the broker-dealer for its account;
●    an exchange distribution in accordance with the rules of the applicable exchange;
●    privately negotiated transactions;
●    settlement of short sales;
●    in transactions through broker-dealers that agree with the selling stockholder to sell a specified number of such shares at a stipulated price per share;
●    through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise;
●    a combination of any such methods of sale; or
●    any other method permitted pursuant to applicable law.
Beginning August 14, 2023, the selling stockholder may also sell shares under Rule 144 or any other exemption from registration under the Securities Act, if available and subject to the conditions and limitations thereof, rather than under this prospectus.
LEGAL MATTERS
The validity of the shares offered under this prospectus has been passed upon for us by Paul D. Delva, Senior Vice President, General Counsel and Corporate Secretary of Navitas.
EXPERTS
The consolidated financial statements of Navitas Semiconductor Corporation and subsidiaries (the “Company”) as of and for the year ended December 31, 2021, incorporated by reference in this prospectus by reference to the Company’s annual report on Form 10‑K for the year ended December 31, 2021, have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their report. Such financial statements are incorporated by reference in reliance upon the report of such firm given their authority as experts in accounting and auditing.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE
The SEC allows us to incorporate important information into this prospectus by referring you to other documents which contain that information, including documents that we have already filed with the SEC and documents that we will file later with the SEC. Any information that is incorporated by reference (or deemed incorporated by reference, as discussed below) will automatically update and supersede earlier-filed information. Because we are incorporating our future SEC filings by reference, this prospectus and any accompanying prospectus supplement will be continually updated by those future filings, and those future filings may modify or supersede some of the information included or incorporated by reference in this prospectus and such accompanying prospectus supplements. This means you must review all SEC filings that we incorporate by reference to determine if any of the statements in this prospectus, or in an accompanying prospectus supplement, or in any document previously incorporated by reference, have been modified or superseded by subsequent filings. Our periodic reports are filed with the SEC under SEC File Number 001-39755, and can be accessed at the SEC’s website at www.sec.gov, and specifically at https://www.sec.gov/edgar/browse/?CIK=1821769.
The following documents are incorporated by reference into this prospectus:
•our annual report on Form 10-K for the year ended December 31, 2021, filed with the SEC on March 31, 2022, as amended by amendment no. 1 on Form 10-K/A, filed with the SEC on May 2, 2022;
•our quarterly reports on Form 10-Q for the quarterly periods ended March 31, 2022, June 30, 2022 and September 30, 2022, filed with the SEC on May 16, 2022, August 15, 2022 and November 14, 2022, respectively;
•our current reports on Form 8-K (or amended current reports on Form 8-K/A, as applicable), filed with the SEC on February 2, 2022, February 4, 2022, February 22, 2022, May 26, 2022, August 15, 2022, October 31, 2022 and January 20, 2023, in each case only to the extent the information contained therein was filed and not furnished; and
•the description of our common stock contained in Exhibit 4.1 to our annual report on Form 10-K for the year ended December 31, 2021, filed with the SEC on March 31, 2022.
In addition, all documents we subsequently file with the SEC pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, until the offering of the securities offered hereby is terminated or completed, shall be deemed to be incorporated by reference into this prospectus.
Unless specifically stated to the contrary, any information that we may furnish to the SEC under Items 2.02 or 7.01 of any current report on Form 8-K, including any related exhibits under Item 9.01, will not be incorporated by reference into, or otherwise included in, this prospectus.
Any statement contained in a document incorporated or deemed to be incorporated by reference into this prospectus will be deemed to be modified or superseded, for purposes of this prospectus, to the extent that a statement contained in this prospectus, or any other subsequently filed document that is deemed to be incorporated by reference into this prospectus, modifies or supersedes the statement. Any statement so modified or superseded will be deemed not to constitute a part of this prospectus except as so modified or superseded.
We will provide each person, including any beneficial owner, to whom a prospectus is delivered, with a copy of all of the information that has been incorporated by reference in this prospectus but not delivered with the prospectus. You may obtain copies of these filings, at no cost, through the “Investor Relations” section of our website (https://ir.navitassemi.com/) and you may request a copy of these filings (other than an exhibit to any filing unless we have specifically incorporated that exhibit by reference into the filing), at no cost, by writing or telephoning us at the following address:
Corporate Secretary
Navitas Semiconductor Corporation
3520 Challenger Street
Torrance, CA 90503-1640
Telephone: (844) 654-2642

WHERE YOU CAN FIND MORE INFORMATION
We have filed with the SEC a registration statement on Form S-3 under the Securities Act with respect to the securities offered by this prospectus. This prospectus, which is part of the registration statement, omits certain information, exhibits, schedules and undertakings set forth in the registration statement. For further information pertaining to us and the shares offered in this prospectus, reference is made to that registration statement and the exhibits and schedules to the registration statement. Statements contained in this prospectus as to the contents or provisions of any documents referred to in this prospectus are not necessarily complete, and in each instance where a copy of the document has been filed as an exhibit to the registration statement, reference is made to the exhibit for a more complete description of the matters involved.
We file annual, quarterly and current reports, proxy statements and other information with the SEC. Our SEC filings are available for free to the public over the Internet on the SEC’s website at www.sec.gov, and specifically at https://www.sec.gov/edgar/browse/?CIK=1821769. Our common stock is listed on Nasdaq under the trading symbol “NVTS”. General information about our company, including our annual report on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K, proxy statements on Schedule 14A, as well as any amendments and exhibits to those reports, are available free of charge through our website at https://ir.navitassemi.com/financial-information, as soon as reasonably practicable after we file them with, or furnish them to, the SEC. Information on, or that can be accessed through, our website is not incorporated into this prospectus or other securities filings and is not a part of these filings.

Navitas Semiconductor Corporation

4,204,242 Shares
Class A Common Stock

PROSPECTUS

                                    , 2023

You should rely only on the information contained or incorporated by reference in this prospectus. We have not authorized anyone to provide you with different information. You should not assume that the information contained or incorporated by reference in this prospectus is accurate as of any date other than the date of this prospectus. The selling stockholder is not making an offer of these securities in any state where the offer is not permitted.

PART II
INFORMATION NOT REQUIRED IN PROSPECTUS
Item 14. Other Expenses of Issuance and Distribution.
The following table indicates the estimated expenses to be incurred in connection with the offering described in this registration statement, other than underwriting discounts and commissions.

Securities and Exchange Commission registration fee	$2,458
Accounting fees and expenses	10,000
Legal fees and expenses	30,000
Transfer agent and registrar fees and expenses	2,500
Financial printing and miscellaneous expenses	15,000
Total expenses	$59,958
Item 15. Indemnification of Directors and Officers.
Section 145 of the Delaware General Corporation Law (the “DGCL”) provides that a corporation may indemnify directors and officers as well as other employees and individuals against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with any threatened, pending or completed actions, suits or proceedings in which such person is made a party by reason of such person being or having been a director, officer, employee or agent of Navitas. The DGCL provides that Section 145 is not exclusive of other rights to which those seeking indemnification may be entitled under any bylaws, agreement, vote of stockholders or disinterested directors or otherwise. Navitas’ certificate of incorporation and bylaws provide for indemnification by Navitas of its directors and officers to the fullest extent permitted by the DGCL.
Section 102(b)(7) of the DGCL permits a corporation to provide in its certificate of incorporation that a director of the corporation shall not be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (1) for any breach of the director’s duty of loyalty to the corporation or its stockholders, (2) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (3) for unlawful payments of dividends or unlawful stock repurchases, redemptions or other distributions or (4) for any transaction from which the director derived an improper personal benefit. Navitas’ certificate of incorporation provides for such limitation of liability to the fullest extent permitted by the DGCL.
Navitas has entered into indemnification agreements with each of its directors and executive officers to provide contractual indemnification in addition to the indemnification provided in its certificate of incorporation and bylaws. Each indemnification agreement provides for indemnification and advancements by Navitas of certain expenses and costs relating to claims, suits or proceedings arising from his or her service to Navitas or, at Navitas’ request, service to other entities, as officers or directors to the maximum extent permitted by applicable law. Navitas believes that these provisions and agreements are necessary to attract qualified directors and executive officers.
Navitas also maintains standard policies of insurance under which coverage is provided (1) to its directors and officers against loss arising from claims made by reason of breach of duty or other wrongful act, while acting in their capacity as directors and officers of Navitas, and (2) to Navitas with respect to payments which may be made by Navitas to such officers and directors pursuant to any indemnification provision contained in Navitas’ certificate of incorporation and bylaws or otherwise as a matter of law.
The foregoing summaries are necessarily subject to the complete text of the DGCL, Navitas’ certificate of incorporation and bylaws, as amended to date, and the arrangements referred to above and are qualified in their entirety by reference thereto.

Item 16. Exhibits.

Incorporated by Reference
Exhibit	Description	Form	File No.	Exhibit	Filing Date
4.1	Second Amended and Restated Certificate of Incorporation of Navitas Semiconductor Corporation	8-K	001-39755	3.1	10/25/2021
4.2	Amended and Restated Bylaws of Navitas Semiconductor Corporation	8-K	001-39755	3.2	10/25/2021
5.1*	Opinion of Counsel
23.1*	Consent of Counsel (contained within Exhibit 5.1)
23.2*	Consent of Deloitte & Touche LLP
24.1*	Power of Attorney (included on signature page)
107*	Filing Fee Table
____________
*      Filed herewith.
Item 17. Undertakings.

(a)	The undersigned registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii)	To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)
To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement; provided, however, that paragraphs (i), (ii) and (iii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the SEC by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement;

(2)
That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering;

(4)	That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

Each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use; and

(5)	That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)	any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)
the portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of an undersigned registrant; and

(iv)	any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b)
The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)	Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Torrance, California on February 14, 2023.

NAVITAS SEMICONDUCTOR CORPORATION
By:	/s/ Gene Sheridan
Gene Sheridan
President and Chief Executive Officer
POWER OF ATTORNEY
Each person whose signature appears below constitutes and appoints Paul D. Delva and Ron Shelton, and each of them acting alone, with full power of substitution, such person’s true and lawful attorney-in-fact and agent for such person, with full power and authority to do any and all acts and things and to execute any and all instruments which said attorney and agent determines may be necessary or advisable or required to comply with the Securities Act of 1933 and any rules or regulations or requirements of the SEC in connection with this registration statement. Without limiting the generality of the foregoing power and authority, the powers granted include the power and authority to sign the names of the undersigned officers and directors in the capacities indicated below to this registration statement, to any and all amendments, both pre-effective and post-effective, and supplements to this registration statement, and to any and all instruments or documents filed as part of or in conjunction with this registration statement or amendments or supplements thereof, and each of the undersigned hereby ratifies and confirms that said attorney and agent shall do or cause to be done by virtue hereof. This Power of Attorney may be signed in several counterparts.
Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on February 14, 2023:

Signature	Title
/s/ Gene Sheridan Gene Sheridan	President, Chief Executive Officer and Director (principal executive officer)
/s/ Ron Shelton Ron Shelton	Sr. V.P., Chief Financial Officer and Treasurer (principal financial officer and principal accounting officer)
/s/ Daniel M. Kinzer Daniel Kinzer	Chief Operating Officer, Chief Technology Officer and Director
/s/ Richard J. Hendrix Richard J. Hendrix	Director
/s/ Brian Long Brian Long	Director
/s/ David Moxam David Moxam	Director
/s/ Dipender Saluja Dipender Saluja	Director
/s/ Gary K. Wunderlich, Jr. Gary K. Wunderlich, Jr.	Director
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